UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2021

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LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Newport Center Drive, Suite 300 Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously disclosed, on January 7, 2021, the registrant Landsea Homes Corporation (the “Company”), formerly known as LF Capital Acquisition Corp. (“LF Capital”), announced the consummation of the previously announced business combination by and among LF Capital, a Delaware corporation, LFCA Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a direct, wholly-owned subsidiary of LF Capital, Landsea Homes Incorporated, a Delaware corporation (“Landsea”), and Landsea Holdings Corporation, a Delaware corporation (the “Seller”), such that Merger Sub was merged with and into Landsea, with Landsea continuing as the surviving corporation. In connection with the closing of the business combination (the “Closing”), the Company owns, directly and indirectly, 100% of the stock in Landsea and its subsidiaries and the Seller, as the sole stockholder of Landsea, holds approximately 71% of the Company’s common stock. For accounting purposes, Landsea is considered the accounting acquirer in the business combination. PricewaterhouseCoopers LLP (“PwC”) was the independent registered public accounting firm for Landsea and its subsidiaries prior to the Closing.

In connection with the Closing, the Company changed its name from LF Capital Acquisition Corp. to Landsea Homes Corporation. RSM US LLP (“RSM”) has served as the Company’s independent registered public accounting firm since its inception in 2017.

(a) Dismissal of Independent Registered Public Accounting Firm

On March 18, 2021, following the completion of the Company’s audit for the year ended December 31, 2020, which consisted only of the accounts of the pre-merger Special Purpose Acquisition Company, and the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company dismissed RSM as the Company’s independent registered public accounting firm.

RSM’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following:

(i) RSM’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018, contained a separate paragraph stating that “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s mandatory liquidation and subsequent dissolution if it does not complete a business combination by June 22, 2020 raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

(ii) RSM’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019, contained a separate paragraph stating that “As discussed in Note 10 to the financial statements, on January 7, 2021 the Company completed the business combination pursuant to the Merger Agreement described in Note 1.”

During the years ended December 31, 2020 and 2019, and the subsequent interim period through March 18, 2021, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and RSM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to RSM’s satisfaction, would have caused RSM to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that RSM furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated March 24, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of Independent Registered Public Accounting Firm

On March 18, 2021, the Audit Committee engaged PwC as the Company’s independent registered public accounting firm.

During the years ended December 31, 2020 and 2019, and the subsequent interim period through March 18, 2021, neither the Company nor anyone on its behalf has consulted with PwC regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

16.1      Letter from RSM US LLP addressed to the Securities and Exchange Commission, dated as of March 24, 2021

104       Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: March 24, 2021	By:	/s/ Trent Schreiner
Name: Trent Schreiner
Title: Senior Vice President of Accounting and Chief Accounting Officer

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